UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2008

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On February 21, 2008, the Board of Directors of National Fuel Gas Company (the "Company") approved amendments to the Company’s Amended and Restated Rights Agreement (the "Rights Agreement"). The amendments modify the rights of holders of the Company’s Common Stock Purchase Rights (the "Rights"). The principal amendments are an extension of the expiration date of the Rights Agreement from July 31, 2008 to July 31, 2018 and an increase in the exercise price of the Rights from $65 to $150. The Board also amended the Rights Agreement (i) to provide that the phrase "then outstanding," when used with reference to a person’s beneficial ownership of securities of the Company, means the number of securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such person would be deemed to own beneficially under the Rights Agreement, (ii) to eliminate certain restrictive covenants that would have applied to the Company after the "Distribution Date" of the Rights, and (iii) to clarify and update the Rights Agreement in various respects.

Also on February 21, 2008, the Board of Directors amended the procedures by which stockholders may recommend Board candidates for consideration by the Nominating/Corporate Governance Committee of the Board. The Board amended the procedures, which are set forth in Exhibit B to the Company’s Corporate Governance Guidelines and available on the Company’s website at www.nationalfuelgas.com, to provide that the Committee will evaluate candidates proposed by stockholders owning at least five percent (5%) of the Company’s outstanding common stock. The Board of Directors also amended the procedures to provide that the deadline for the Company’s receipt of recommendations is 120 days prior to the anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders.

The inclusion in this Current Report of a reference to the Company’s internet address shall not, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed or furnished by the Company with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

On February 21, 2008, the Board of Directors elected David F. Smith Chief Executive Officer of the Company. As previously announced, the Company’s January 24, 2008 settlement agreement with New Mountain Vantage GP, L.L.C. and its affiliates provided, among other things, that following the 2008 Annual Meeting of Stockholders, Philip C. Ackerman would continue to serve as Chairman of the Board and Mr. Smith would be named Chief Executive Officer. Also on February 21, 2008, Mr. Ackerman announced his intention to retire as an employee of the Company effective June 1, 2008. Mr. Ackerman will continue to serve as Chairman of the Board of the Company.

Information concerning Mr. Smith, including the positions he holds with the Company and his business experience during the past five years, is included in the Company’s definitive proxy statement, filed January 11, 2008, under Annex A thereto, and such information is incorporated by reference herein. Mr. Smith, age 54, is not employed pursuant to an employment agreement with the Company. He is a party to an Employment Continuation and Noncompetition Agreement with the Company, which would become effective upon a change in control of the Company. In addition, Mr. Smith and the Company are parties to a Retirement Benefit Agreement that provides Mr. Smith with certain retirement benefits in the event the Company terminates him without cause, or Mr. Smith terminates employment with good reason, prior to the first day of the month after which Mr. Smith reaches 57 ½ years of age. Information concerning the Employment Continuation and Noncompetition Agreement and the Retirement Benefit Agreement is included in the Company’s definitive proxy statement, filed January 11, 2008, under the headings "Compensation Discussion and Analysis" and "Potential Payments Upon Termination or Change-in-Control," and such information is incorporated by reference herein.

Performance Incentive Program

On February 20, 2008, the Compensation Committee approved payments under the National Fuel Gas Company Performance Incentive Program (the "Program") for the performance period of October 1, 2004 to September 30, 2007. The performance condition for that time period was the Company’s total return on capital as compared to the total return on capital for peer companies in the Natural Gas Distribution and Integrated Natural Gas Companies group as calculated and reported in the Monthly Utility Reports of AUS, Inc., a leading industry consultant ("AUS"), with the Company’s total return on capital adjusted to reflect the results of discontinued operations. Based on the AUS reports for the performance period October 1, 2004 to September 30, 2007, the Compensation Committee approved a payout of 166.6% of the target incentive awarded to the participants in the Program for that time period. (The calculation of future payouts under the Program will also take into account the results of the Company’s discontinued operations, if any.) The approved payouts are as follows for the Company’s named executive officers: P. C. Ackerman, $874,650; D. F. Smith, $324,870; R. J. Tanski, $99,960; and J. D. Ramsdell, $166,600. (The Company’s other named executive officer, M. D. Cabell, was not a participant in the Program for the performance period October 1, 2004 to September 30, 2007.) These payouts will result in new total compensation figures for 2007 as follows: P. C. Ackerman, $4,837,862; D. F. Smith, $2,391,242; R. J. Tanski, $1,998,679; and J. D. Ramsdell, $972,411.

Also on February 20, 2008, the Compensation Committee approved long-term performance incentives under the Program for a performance period of October 1, 2007 to September 30, 2010. The Committee established levels of performance at which 50%, 100%, 150% and 200% of the target incentive will be payable, as described below. For performance levels between established levels, a portion of the target incentive will be payable as determined by mathematical interpolation.

The performance condition for the October 1, 2007 to September 30, 2010 performance period is the Company’s total return on capital as compared to the same metric for peer companies in the Natural Gas Distribution and Integrated Natural Gas Companies group as calculated and reported in the Monthly Utility Reports of AUS. Payment will be made in accordance with the Program if the Company achieves certain levels of performance relative to the peer group. If the Company achieves a rank, as a percentile of the peer group, of less than 45.01%, then no payment will be made. If the Company achieves a rank of 45.01%, then 50% of the target incentive will be paid. If the Company achieves a rank of 60%, 75% or 100%, then 100%, 150% or 200%, respectively, of the target incentive will be paid.

For the October 1, 2007 to September 30, 2010 performance period, the Committee approved the following target incentives for the named executive officers of the Company: P. C. Ackerman, $1,548,000; D. F. Smith, $585,000; R. J. Tanski, $350,000; M. D. Cabell, $225,000; and J. D. Ramsdell, $100,000.

Stock Appreciation Rights

On February 20, 2008, the Compensation Committee granted stock appreciation rights ("SARs") under the Company’s 1997 Award and Option Plan (the "Plan") to certain officers of the Company, including the following grants to the Company’s named executive officers other than Mr. Ackerman: D. F. Smith, 70,000; R. J. Tanski, 45,000; M. D. Cabell, 25,000; and J. D. Ramsdell, 12,500. The Committee did not award any SARs to Mr. Ackerman. A brief description of the principal terms and conditions of the SARs is provided below.

The base price of each SAR is the fair market value of the Company’s common stock on the date of grant. "Fair market value," as defined in the Plan, means the average of the high and low sales prices of a share of common stock. Absent a change in control of the Company or change in ownership of the Company, the SARs vest and become exercisable annually in one-third increments, commencing February 20, 2009, provided that a performance condition is met for the prior fiscal year. The Compensation Committee selected diluted earnings per share, as reported, of $2.80 as the performance condition for fiscal 2008, and higher diluted earnings per share figures as the performance conditions for fiscal 2009 and 2010. In the event the performance condition for a given fiscal year is not met, the incremental percentage of shares associated with that performance condition is automatically forfeited.

In the event of a change in control of the Company or change in ownership of the Company, the SARs will become exercisable in accordance with the Plan. The SARs may not be exercised more than ten years from the date of grant.

Upon the exercise of a SAR, the grantee will be entitled to receive from the Company a number of shares of common stock of the Company equal in value to the excess of the fair market value (on the date of exercise) of one share of stock over the base price, multiplied by the number of shares in respect of which the SAR is being exercised.

The SARs will terminate and may no longer be exercised if the grantee ceases to be an employee of the Company, except as otherwise provided in the Plan or the Administrative Rules of the Compensation Committee.

Administrative Rules of Compensation Committee

On February 20, 2008, the Compensation Committee amended its Administrative Rules, principally to address performance goals. As amended, the Administrative Rules generally provide that awards of stock options, SARs or restricted stock made on or after February 20, 2008 will vest or become exercisable only upon the attainment of performance goals established by the Committee. The Administrative Rules also provide certain exceptions. In particular, awards that have not been forfeited or cancelled will vest or become exercisable earlier, without attainment of performance goals, as follows: (i) upon the death of the grantee; (ii) six months after the grant date, if the grantee has voluntarily resigned on or after his 60th birthday, after the grant date, and before such six months; (iii) on the date of the grantee’s voluntary resignation on or after his 60th birthday and at least six months after the grant date; (iv) upon a change of control or change in ownership of the Company; (v) if the award notice so provides, on an earlier date for awards as part of the grantee’s initial inducement to join the Company; or (vi) if the award notice so provides, on an earlier date for awards made in connection with a merger or acquisition to a grantee who joins the Company as a result of the merger or acquisition.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2008, the Board of Directors amended and restated the Company’s By-Laws. The Board amended Article II, Section 1 of the By-Laws to add certain requirements that nominees for election to the Board and existing Board members must meet in order to qualify for election or continue serving as a director. In particular, election of any nominee or service by any individual as a director must be in compliance with all applicable federal or state laws, rules or regulations, and any nominee or director must obtain any necessary governmental or regulatory approvals prior to or as a condition of serving or continuing to serve on the Board. The Board also amended Article II, Section 1 to add a provision stating that if a governmental or regulatory body determines that an individual seeking to serve or serving as a director did not obtain any required governmental or regulatory approval prior to becoming a director, or that the individual’s election or service as a director otherwise would violate or violated any law, rule or regulation, the individual will not be qualified to serve as a director and, if the determination is made after the election of the individual, the individual automatically will be disqualified from further service as a director of the Company. Finally, the Board amended Article II, Section 1 to add a provision stating that the Board will provide the applicable nominee or director with reasonable notice and an opportunity to be heard on the question of whether any such determination has been made by a governmental or regulatory body before making a finding of disqualification.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 21, 2008, the Board of Directors amended the Company’s Code of Business Conduct and Ethics to (i) expand conflict of interest and corporate opportunity provisions to cover non-Company business affiliates and associates of directors, officers and employees, (ii) clarify the restriction on investments in competitors, customers and suppliers and expand the restriction to apply to non-Company business affiliates and associates of directors, officers and employees, (iii) provide that the obligation to protect the Company’s assets includes maintaining the confidentiality of the Company’s proprietary information, and (iv) require that persons who are authorized generally to release confidential information first inform the Company of the content of information to be released and the identity of the person(s) to receive such information.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 3.1 - By-Laws of National Fuel Gas Company as amended and restated February 21, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

February 26, 2008	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3.1	By-Laws of National Fuel Gas Company as amended and restated February 21, 2008